SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
_________________ FORM 8-A _________________
For Registration of Certain Classes of Securities Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act
VUANCE LTD. (f/k/a SuperCom Ltd.) (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Israel (State or other jurisdiction of incorporation)	N/A (IRS Employer Identification No.)
Sagid House “Hasharon Industrial Park” P.O.B 5039, Qadima 60920 Israel (Address of principal executive offices including zip code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to:
General Instruction A.(c), please check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to:
General Instruction A.(d), please check the following box    ☐

Securities Act registration statement file number to which this form relates:	333-130878
Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Ordinary shares, par value NIS 0.0588235 each	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:
None (Title of Class)

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Item 1. Description of Registrant’s Securities to be Registered.

The description of the ordinary shares of Vuance Ltd. (the “Registrant”) as included under the caption “Description of Ordinary Shares” in the Registration Statement on Form F-3, as filed with the Securities and Exchange Commission (the “Commission”) on August 21, 2007 (File No. 333-130878), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all descriptions of the ordinary shares of Registrant included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Registration Statement.

Item 2. Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 22, 2007	VUANCE LTD.
(Registrant)

	By:	/s/ Eyal Tuchman
	Name:	Eyal Tuchman
	Title:	Chief Executive Officer

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